                                                                      EXHIBIT 11
                       Imperial Credit Industries, Inc.
             Statement Regarding Computation of Earnings Per Share
                   (In thousands, except per share amounts)


                                                                                                  Years Ending December 31,
                                                                                              2000           1999           1998
                                                                                              ----           ----           ----
Loss from continuing operations before extraordinary item                               $(161,642)     $  (5,950)     $ (59,125)
Operating loss from discontinued operations of AMN, net of income taxes                    (5,218)          (899)        (3,232)
Loss on disposal of AMN, including provision of $3.7 million for operating losses during phase-out period, net of $6.6 million of
  income taxes                                                                               -              -           (11,276)
                                                                                        ---------      ---------      ---------
Loss before extraordinary item                                                           (166,860)        (6,849)       (73,633)
Extraordinary item-gain on early extinguishment of debt, net of income
  taxes                                                                                     3,534          4,021           -
                                                                                        ---------      ---------      ---------
Net loss                                                                                $(163,326)     $  (2,828)     $ (73,633)
                                                                                        =========      =========      =========
Weighted average common shares outstanding used to compute basic loss
  per share                                                                                32,573         34,517         38,228
Assumed common shares issued on exercise of stock options                                    -              -              -
                                                                                        ---------      ---------      ---------
Number of common shares used to compute diluted loss per share                             32,573         34,517         38,228
                                                                                        =========      =========      =========

Basic loss per share:
---------------------

Loss from continuing operations before extraordinary items                              $   (4.96)     $   (0.17)     $   (1.55)
Loss from discontinued operations, net of income taxes                                      (0.16)         (0.02)         (0.08)
Loss on disposal of AMN, net of income taxes                                                 -              -             (0.30)
Extraordinary item-gain on early extinguishment of debt, net of income taxes                 0.11           0.11           -
                                                                                        ---------      ---------      ---------
    Net basic loss per common share                                                     $   (5.01)     $   (0.08)     $   (1.93)
                                                                                        =========      =========      =========

Diluted loss per share:
-----------------------

Loss from continuing operations before extraordinary items                              $   (4.96)     $   (0.17)     $   (1.55)
Loss from discontinued operations, net of income taxes                                      (0.16)         (0.02)         (0.08)
Loss on disposal of AMN, net of income taxes                                                 -              -             (0.30)
Extraordinary item-gain on early extinguishment of debt, net of incomes taxes                0.11           0.11           -
                                                                                        ---------      ---------      ---------
    Net diluted loss per common share                                                   $   (5.01)     $   (0.08)     $   (1.93)
                                                                                        =========      =========      =========